Exhibit 10.1

$250,000,000

SEITEL, INC.

9½% SENIOR NOTES DUE 2019

Guaranteed by

THE GUARANTORS NAMED HEREIN

PURCHASE AGREEMENT

March 15, 2013
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC

c/o	Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005
Ladies and Gentlemen:
Seitel, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”) $250,000,000 principal amount of its 9½% Senior Notes due 2019 (the “Notes”). The Notes are to be issued pursuant to the provisions of an indenture to be dated as of March 20, 2013 (the “Indenture”) among the Company, the Guarantors (as defined below) and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”).
The Notes will be jointly and severally guaranteed on a senior basis by the subsidiary guarantors of the Company named in Schedule II hereto (collectively, the “Guarantors”) pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.” The aggregate proceeds from the sale of the Securities, together with cash on hand, will be used to (a) redeem the Company’s 9.75% Senior Notes due 2014 (the “9.75% Notes”) pursuant to the satisfaction and discharge procedures set out in the indenture governing the 9.75% Notes and (b) pay related fees and expenses.
The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act and in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”), in each case in accordance with the provisions of Section 8 hereof.
The Initial Purchasers and their direct and indirect transferees will be entitled to the benefits of a registration rights agreement with respect to the Notes, dated the Closing Date (as defined in Section 4 hereof) among the Company, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”) pursuant to which the Company and the Guarantors will agree to exchange (the “Exchange Offer”) the Notes for debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) and guarantees of the Guarantors with terms substantially similar to the Guarantees (the “Exchange Guarantees”), or, if the Exchange Offer is not permitted by applicable law, to register the Securities for resale under the Securities Act.
The execution and delivery of this Agreement, the Registration Rights Agreement and the Indenture and the issuance and sale of the Securities contemplated herein and therein, and as contemplated in each Memorandum, are hereinafter collectively referred to as the “Offering.”
In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated March 7, 2013 (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum” and, with the Preliminary Memorandum, each a “Memorandum”) including a description of the terms of the Securities, the terms of the Offering and a description of the Company. “Time of Sale Memorandum” means the Preliminary Memorandum together with the information set forth on Schedule V to this Agreement that has been prepared and delivered by the Company to the Initial Purchasers in connection with the Offering of the Notes. The “Applicable Time” means 9:07 a.m. Eastern Standard Time on March 15, 2013.
This Agreement, the Indenture, the Registration Rights Agreement, the Notes and the Guarantees (as defined in Section 12 hereof) are collectively referred to herein as the “Transaction Documents.”
1.Representations and Warranties. The Company and each of the Guarantors, jointly and severally, represents and warrants to, and agrees with you, that:
(a)    The Preliminary Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Time of Sale Memorandum, at the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Time of Sale Memorandum or either Memorandum (or any supplement or amendment thereto) based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use therein.
(b)    The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Memorandum, (ii) the Final Memorandum, (iii) the documents listed on Schedule V, which constitute part of the Time of Sale Memorandum, and (iv) any electronic road show. Each such Issuer Written Communication, when taken together with the Time of Sale Memorandum, did not as of the Applicable Time, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements of omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser expressly for use in any Issuer Written Communication.
(c)    As of December 31, 2012, the Company had the capitalization as set forth under the heading “Capitalization” in the Time of Sale Memorandum and the Final Memorandum. All of the issued and outstanding equity interests of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar right. Attached as Schedule IV is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest (each a “subsidiary” and, together, the “subsidiaries”), their jurisdictions of organization, names of each subsidiary’s equityholder(s) and percentage held by each equityholder. All of the issued and outstanding equity interests of each subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Time of Sale Memorandum and the Final Memorandum, are owned, directly or indirectly through subsidiaries, by the Company free and clear of all liens (other than transfer restrictions imposed by the Securities Act, the securities or Blue Sky laws of certain jurisdictions and security interests therein and pledges thereof granted pursuant to the credit agreement, dated May 25, 2011, among the Company, the lenders party thereto and the Company’s subsidiaries as defined therein (as amended, modified or supplemented, the “Credit Agreement”)). Except as set forth in the Time of Sale Memorandum and the Final Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any of the subsidiaries. No holder of any securities of the Company or any of the subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreement.
(d)    Each of the Company and each subsidiary (i) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (ii) has the corporate, limited liability company or partnership power and authority, as applicable, to own its property and to conduct its business as described in the Time of Sale Memorandum and the Final Memorandum, and (iii) is qualified to conduct its business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership or leasing of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A “Material Adverse Effect” means a material adverse effect on the Company and its subsidiaries taken as a whole.
(e)    This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.
(f)    The Company and each of the Guarantors have full right, power and authority to execute and deliver each of the Transaction Documents to which they are party and perform their respective obligations thereunder.
(g)    The Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company, and when issued, authenticated by the Trustee and delivered by the Company against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and the Registration Rights Agreement and enforceable against the Company in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (whether applied by a court of law or equity). The Notes, when issued, authenticated by the Trustee and delivered, will conform in all material respects to the description thereof in the Time of Sale Memorandum and Final Memorandum. The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Company, and when issued, authenticated by the Trustee and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and Registration Rights Agreement and enforceable against the Company in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (whether applied by a court of law or equity).
(h)    The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Guarantees have been executed in accordance with the provisions of the Indenture and the Notes have been issued, authenticated by the Trustee and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each Guarantor, entitled to the benefits of the Indenture subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (whether applied by a court of law or equity). The Exchange Guarantees have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are issued, authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, entitled to the benefits of the Indenture and the Registration Rights Agreement and enforceable against each of them in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (whether applied by a court of law or equity).
(i)    The Indenture has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will be a legally binding and valid obligation of the Company and each of the Guarantors, enforceable against them in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (whether applied by a court of law or equity). The Indenture, when executed and delivered, will conform in all material respects to the description thereof in the Time of Sale Memorandum and the Final Memorandum. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) applicable to an indenture which is qualified thereunder.
(j)    The Registration Rights Agreement has been duly and validly authorized by the Company and each of the Guarantors and, when duly executed and delivered by the Company and each of the Guarantors (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of the Company and each of the Guarantors, enforceable against them in accordance with its terms, (A) subject to the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability (whether applied by a court of law or equity) and (B) except to the extent that any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Time of Sale Memorandum and the Final Memorandum.

(k)    The statements set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Description of Other Indebtedness,” insofar as they purport to describe the documents referred to therein, are accurate and complete in all material respects.
(l)    Neither the Company nor any of the Guarantors is (i) in violation of its certificate of incorporation, bylaws or other organizational documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note, indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Company or any subsidiary is a party or by which any of them is bound or to which any of their assets or properties is subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, statute, rule or regulation or any judgment, order or decree of any domestic or foreign court or other governmental or regulatory authority, agency or other body with jurisdiction over any of them or any of their assets or properties (“Governmental Authority”), except in the case of each of clauses (ii) and (iii), for such defaults or violations as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(m)    The execution and delivery by the Company and each of the Guarantors of, and the performance by the Company and each of the Guarantors of its respective obligations under each of the Transaction Documents to which it is a party will not (i) conflict with or violate the certificate of incorporation, bylaws or other organizational documents of the Company or any of the Guarantors, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of the Guarantors (other than as created pursuant to the Credit Agreement) under any of the Agreements and Instruments, (iii) violate any law, statute, rule or regulation, including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System, (iv) contravene any agreement or other instrument binding upon the Company, or any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole, or (v) contravene any judgment, order or decree of any Governmental Authority and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Guarantors of their respective obligations under the Transaction Documents, except such consents, approvals, authorizations, orders or qualifications that the failure to obtain or effect would not have a material adverse effect on the power or ability of the Company or the Guarantors to perform their respective obligations under the Transaction Documents or to consummate the transactions contemplated by the Time of Sale Memorandum and the Final Memorandum, and except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, by federal and state securities laws with respect to the Company and each of the Guarantor’s respective obligations under the Registration Rights Agreement or as have or will be obtained prior to the Closing Date. Assuming the accuracy of the representations, warranties and covenants of the Initial Purchasers in Section 7 of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Company or any of the Guarantors for the execution, delivery and performance by the Company or any of the Guarantors of the Transaction Documents and the consummation of the Offering, except (i) such as have been or will be obtained or made on or prior to the Closing Date and (ii) registration of the Exchange Offer or resale of the Notes under the Securities Act pursuant to the Registration Rights

Agreement, and qualification of the Indenture under the Trust Indenture Act, in connection with the offer, sale and issuance of the Exchange Notes.
(n)    BKD, LLP, who certified the financial statements and supporting schedules, if any, included in the Time of Sale Memorandum and the Final Memorandum, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.
(o)    The historical financial statements (including the notes thereto) included in the Time of Sale Memorandum and the Final Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented except for changes in accounting required or permitted by GAAP, and noted in the Company’s financial statements. The historical information set forth under the captions “Summary Historical Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” included in the Time of Sale Memorandum and the Final Memorandum have been derived from the accounting records of the Company and its subsidiaries and fairly presents in all material respects the information purported to be shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Time of Sale Memorandum and the Final Memorandum fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto. Since the date as of which information is given in the Time of Sale Memorandum and the Final Memorandum, except as set forth or contemplated in the Time of Sale Memorandum and the Final Memorandum, (i) neither the Company nor any subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its equity interests and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries on a consolidated basis. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in either Memorandum.
(p)    The documents incorporated or deemed to be incorporated by reference in the Time of Sale Memorandum and the Final Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(q)    Except as set forth in the Time of Sale Memorandum and the Final Memorandum, there is no action, suit or proceeding before or by any Governmental Authority or arbitrator, now pending or, to the knowledge of the Company or any Guarantor, threatened, to which the Company or any subsidiary is or is reasonably likely to be named as a party or to which the business, assets or property of the Company or any subsidiary is subject which could, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the power or ability of the Company or the Guarantors to perform their respective obligations under the Transaction Documents or to consummate the transactions contemplated by the Time of Sale Memorandum and the Final Memorandum.
(r)    Each of the Company and the Guarantors, taken as a whole, are and, after giving effect to the Offering will be, Solvent. As used herein, the term “Solvent” means, with respect to an entity on a particular date, that on such date (i) the fair market value of the assets of such entity is greater than the total amount of liabilities (including contingent liabilities) of such entity, (ii) the present fair salable value of the assets of such entity is not less than the amount that will be required to pay the liabilities of such entity on its debts as they become absolute and matured, (iii) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such entity is not engaged in any business or transaction and is not about to engage in any business or transaction for which its property would constitute unreasonably small capital.
(s)    Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each of the Company and its subsidiaries is in compliance with and not subject to any liability under applicable Environmental Laws (as defined below), (ii) each of the Company and its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all permits, licenses or other approvals required under any applicable Environmental Laws and each of them is in full force and effect, (iii) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending, or to the best knowledge of the Company or any Guarantor, threatened against the Company or any subsidiary under any Environmental Law, (iv) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any subsidiary, (v) neither the Company nor any subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law, (vi) no property or facility of the Company or any subsidiary is (1) listed or proposed for listing on the National Priorities List under CERCLA or (2) listed on the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any Governmental Authority, (vii) the Company and its subsidiaries maintain a system of internal environmental management controls sufficient to provide reasonable assurance of compliance in all material respects of their business, facilities, real property and operations with requirements of applicable Environmental Laws and (viii) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license, or approval, any related constraint on operations and any potential liability to third parties) that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state, local and foreign laws, regulations, rules, ordinances, codes, orders, decrees, judgments, injunctions or any other legally enforceable requirement issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to: (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii)

the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, arrangement for disposal or transport or handling of hazardous, toxic or dangerous substances or waste, any chemical, any solid waste, or any other pollutant or contaminant, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.
(t)    Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Memorandum and the Final Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(u)    Each of the Company and its subsidiaries have filed all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (taking into account any extension of time to file granted or obtained on behalf of the Company or any of its subsidiaries) and have paid all taxes due, including withholding taxes, value added and franchise taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable (except as contested in good faith and adequately reserved for in accordance with GAAP), except in each case where the failure to so pay would not have a Material Adverse Effect, and no tax deficiency has been determined, as a result of a final determination, adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of the Guarantors have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have) a Material Adverse Effect.
(v)    Neither the Company nor any of its subsidiaries owns any real property in fee simple. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, except such as are described in the Time of Sale Memorandum and the Final Memorandum, or which would not, individually or in the aggregate, result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries which are material to the business of the Company or any Guarantor are held by them under valid, subsisting and enforceable leases with such exceptions as would not, individually or in the aggregate, result in a Material Adverse Effect.
(w)    The Company and its subsidiaries own, possess or have the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) necessary to conduct the businesses operated by the Company and its subsidiaries as described in the Time of Sale Memorandum and the Final Memorandum, except where the failure to own, possess or have the right to employ such Intellectual Property, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of infringement of or conflict with (and neither knows of any such infringement or a conflict with) asserted rights of others with respect to any of the foregoing that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company and the Guarantors, the use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except for such infringement as could not reasonably be expected to have a Material Adverse Effect.
(x)    Except as could not reasonably be expected to have a Material Adverse Effect, no labor disturbance by the employees of the Company or any subsidiary exists or, to the knowledge of the Company or the Guarantors, has been threatened.
(y)    The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally prudent and customary in the businesses in which they are engaged or as required by law (other than as would not have a Material Adverse Effect).
(z)    The Company and each subsidiary (i) has all licenses, certificates, permits, authorizations, approvals, franchises and other rights from, and has made all declarations and filings with, all appropriate Governmental Authorities and all self-regulatory authorities (each, an “Authorization”) necessary to engage in the business conducted by it in the manner described in the Time of Sale Memorandum and the Final Memorandum, except where the failure to possess or make such Authorizations could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (ii) have not received notification of any pending proceeding relating to the revocation or modification of any Authorization, except where such revocation or modification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) have not been notified that any such Authorization will not be renewed in the ordinary course, except where such nonrenewal could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Authorizations are valid and in full force and effect, and the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the authorities having jurisdiction with respect to such Authorizations, except for any invalidity, failure to be in full force and effect or non-compliance with any Authorization that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(aa)    Neither the Company nor the Guarantors, nor, to the best knowledge of the Company or any Guarantor, any director, officer, agent employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds of the Company or any subsidiary for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. To the best knowledge of the Company, its Affiliates have conducted their businesses on behalf of the Company in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(bb)    The operations of the Company and the subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency

(collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any Guarantor, threatened.
(cc)    Neither the Company nor any of the subsidiaries nor, to the knowledge of the Company or any Guarantor, any director, officer, agent, employee or Affiliate of the Company or any of the subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(dd)    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Final Memorandum and the Time of Sale Information fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto.
(ee)    The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company has provided or made available to the Initial Purchasers or their counsel true and complete copies of all extant minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each subsidiary and each committee of each such board since.
(ff)    No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) or complete or partial withdrawal liability has occurred with respect to any employee benefit plan of the Company or any of its subsidiaries, excluding transactions effected pursuant to a statutory or administrative exemption, which would have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect; none of the Company, any of its subsidiaries, or any entity that was at any time required to be treated as a single employer together with the Company under Section 414(b)(c)(m) or (o) of the Code or Section 4001(a)(14) of ERISA has incurred or reasonably expects to incur any liability under Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA that would have a Material Adverse Effect; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the best knowledge of the Company and the Guarantors, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not have a Material Adverse Effect.
(gg)    None of the Company, the Guarantors or any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company or the Guarantors has directly, or through any agent (excluding the Initial Purchasers, their affiliates, officers, directors, employees, agents and representatives), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(hh)    None of the Company, the Guarantors, their Affiliates or any person acting on its or their behalf has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any Guarantor to facilitate the sale or resale of the Securities, (ii) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Securities Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any Guarantor in a manner that would require registration of the Securities under the Securities Act or (iii) engaged in any “directed selling effort” (as defined by Regulation S) with respect to the Securities. The Company, the Guarantors and their Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S, except no representation, warranty or agreement is made by the Company or the Guarantors in this paragraph with respect to the Initial Purchasers.
(ii)    Assuming the accuracy of the Initial Purchasers’ representations in Section 8 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and the reoffer, sale and delivery to subsequent purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(jj)    The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.
(kk)    The agreements or instruments listed on Schedule III hereto constitute all of the agreements material to the Company.
(ll)    Except as described in the section entitled “Private Placement” in the Time of Sale Memorandum and the Final Memorandum, there are no contracts, agreements or understandings between the Company or any subsidiary and any other person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against the Company, any subsidiary or any of the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.
(mm)    The statistical and market-related data included in the Time of Sale Memorandum and the Final Memorandum are based on or derived from sources that the Company and its subsidiaries generally believe to be reliable and forward looking statements included in the Time of Sale Memorandum and the Final Memorandum are based on management’s good faith estimates.
Each certificate signed by any officer of the Company or any Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Company or any Guarantor to the Initial Purchasers as to the matters covered by such certificate.
The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5 of this Agreement, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.
2.    Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Notes set forth in Schedule I hereto opposite its name at a purchase price of 98.00% of the principal amount thereof (the “Purchase Price”).
3.    Terms of Offering. You have advised the Company and each Guarantor that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder on the terms to be set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into as in your judgment is advisable.
4.    Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at 9:00 a.m., New York City time, on March 20, 2013. The time and date of such payment are hereinafter referred to as the “Closing Date.”
The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor.

5.    Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Securities by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act,
(i)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum (exclusive of any amendment or supplement) provided to prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum (exclusive of any amendment or supplement).
(b)    The Initial Purchasers shall have received on the Closing Date a certificate from the Company dated the Closing Date and signed by executive officers of the Company to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.
(c)    The Initial Purchasers shall have received on the Closing Date a certificate dated the Closing Date and signed by executive officers of each Guarantor, to the effect that the representations and warranties of each such Guarantor contained in this Agreement are true and correct as of the Closing Date and that each such Guarantor has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
Each such officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(d)    The Initial Purchasers shall have received (i) an opinion, dated the Closing Date, of Latham & Watkins LLP, outside counsel for the Company and the Guarantors, substantially in the form attached as Exhibit A-1, and (ii) a negative assurance letter, dated the Closing Date, of Latham & Watkins LLP, outside counsel for the Company and the Guarantors, substantially in the form attached as Exhibit A-2.

Such opinions shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
(e)    The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to the issuance and sale of the Securities and such other related matters as the Initial Purchasers may reasonably require, and the Company and the Guarantors shall have furnished to such counsel such documents as it may reasonably request for the purpose of enabling it to pass upon such matters.
(f)    The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to counsel for the Initial Purchasers, from BKD, LLP, independent registered public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date by BKD, LLP shall use a “cut-off date” within three days of the date of such letter.
(g)    The Securities shall be eligible for clearance and settlement through The Depository Trust Company.
(h)    The Indenture and the Registration Rights Agreement shall have been executed and delivered by the parties thereto.
(i)    The Initial Purchasers shall have received such other customary documents and certificates as are reasonably requested by the Initial Purchasers or their counsel.
(j)    The Initial Purchasers shall have received evidence reasonably satisfactory to them that, substantially simultaneously with the purchase of the Securities by the Initial Purchasers, notices of redemption shall have been delivered to holders of the Company’s 9.75% Notes and moneys sufficient to satisfy such redemption payments shall have been deposited with the trustee for the 9.75% Notes in accordance with the redemption and satisfaction and discharge procedures set forth in the indenture governing the 9.75% Notes.
6.    Covenants of the Company and the Guarantors. In further consideration of the agreements of the Initial Purchasers contained in this Agreement, the Company and each Guarantor, jointly and severally, covenants with each Initial Purchaser as follows:
(a)    To furnish to you in New York City, without charge, prior to 9:00 a.m. New York City time on the business day (defined as any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City) next succeeding the date of this Agreement and during the period mentioned in Section 6(c) and 6(d), as many copies of the Time of Sale Memorandum, the Preliminary Memorandum and the Final Memorandum and any supplements and amendments thereto as you may reasonably request.
(b)    Before amending or supplementing the Time of Sale Memorandum or the Final Memorandum or at any time prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.
(c)    If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Initial Purchasers or the Company, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable securities law, forthwith to prepare and furnish, subject to Section 6(b) hereof, at its own expense, to the Initial Purchasers, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Memorandum is delivered to a purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable securities law.
(d)    If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Initial Purchasers or the Company, it is necessary to amend or supplement the Final Memorandum to comply with applicable securities laws, forthwith to prepare and furnish, subject to Section 6(b) hereof, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable securities laws.
(e)    To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that in connection therewith neither the Company nor any subsidiary shall be required to qualify as a foreign corporation or other legal entity, as the case may be, or as a dealer in the securities in any jurisdiction where it would not otherwise be required to so qualify but for this paragraph (d) or to file a general consent to service of process in any jurisdiction where it is not so qualified or so subject or to subject itself to taxation in any jurisdiction if it is not otherwise so subject.
(f)    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s and the Guarantors’ counsel and the Company’s and the Guarantors’ accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Time of Sale Memorandum, the Preliminary Memorandum and the Final Memorandum, and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses of the Company incurred in connection with the approval of the inclusion of the Securities in the book-entry system of The Depository Trust Company, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the issuance, transfer and delivery of the Securities by the Company to the Initial Purchasers, (viii) the costs and expenses of the Company and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and the Guarantors and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 6, Section 9, and the last paragraph of Section 11, the Initial Purchasers will pay all of their costs and expenses, including fees-and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
(g)    That none of the Company, the Guarantors nor any of their Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the Securities Act.
(h)    That none of the Company, the Guarantors nor any of their Affiliates, will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(i)    While any of the Securities remain “restricted securities” within the meaning of the Securities Act, the Company will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Securities Exchange Act.
(j)    That none of the Company, the Guarantors nor any of their Affiliates nor any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that terms defined in Regulation S) with respect to the Securities, and each of the Company, the Guarantors and their Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.
(k)    [Reserved].
(l)    That none of the Company or the Guarantors will use any written communication which would be considered an issuer free writing prospectus (as defined in Rule 433 of the Securities Act) if this were a registered offering, without the consent of the Initial Purchasers.

(m)    Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
(n)    Not to, and not to permit any of its Affiliates or anyone acting on its or its Affiliates’ behalf to (other than the Initial Purchasers and their Affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Time of Sale Memorandum and the Final Memorandum.
(o)    During the period beginning on the date hereof and continuing to the date that is 90 days after the Closing Date, without the prior written consent of Deutsche Bank Securities Inc., the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any debt securities of the Company (or guaranteed by the Company) that are similar to the Notes; provided that in the event this Agreement is terminated after the execution and delivery of this Agreement and prior to the Closing Date, this clause (o) shall not survive.
7.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby, severally and not jointly, represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Memorandum and the Final Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Memorandum or the Final Memorandum, (iii) any written communication listed on Schedule V or prepared pursuant to Section 6(n) above (including any electronic road show), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication that contains the possible terms or the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Memorandum or the Final Memorandum.
8.    Offering of Securities; Restrictions on Transfer.
(a)    Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act.
(b)    Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:
(i)    such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company or the Guarantors that would permit a public offering of the Securities, or possession or distribution of the Time of Sale Memorandum or either Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;
(ii)    the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;
(iii)    such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 8(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;
(iv)    such Initial Purchaser, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Member State”), represents, warrants and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of Securities to the public in that Member State, except that it may, with effect from and including such date, make an offer of Securities to the public in that Member State:
(a)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)     to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the Issuer for any such offer; or
(c)    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall require the Company or any Initial Purchaser to publish a prospectus pursuant to Article 3 of the Prospectus Directive;
For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU;
(v)    such Initial Purchaser (A) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (B) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company and the Guarantors; and
(vi)    such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
Terms used in this Section 8(b) have the meanings given to them by Regulation S, unless otherwise indicated.
(c)    Each Initial Purchaser, severally and not jointly, agrees and understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 5(c) hereof, counsel to the Company and the Guarantors, respectively, may rely on the accuracy and truth of the foregoing representations, warranties and covenants in this Section 8 and the Initial Purchasers and the Company hereby consent to such reliance.
9.    Indemnity and Contribution.
(a)    The Company and each Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act and which participated in the offering from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim upon presentation of a statement of statements therefor in reasonable detail) caused by any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Memorandum, any Issuer Written Communication, or the Final Memorandum (as amended or supplemented if the Company or any Guarantor shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 hereof.

(b)    Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors and officers of the Company, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Guarantor, their directors and their officers to the same extent as the foregoing indemnity from the Company and the Guarantors to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Time of Sale Memorandum, any Issuer Written Communication, or the Final Memorandum or any amendments or supplements thereto, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 13 hereof.
(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Deutsche Bank Securities Inc., in the case of parties indemnified pursuant to Section 9(a), and by the Company, in the case of parties indemnified pursuant to Section 9(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought thereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any findings of fault, culpability or failure to act by or on behalf of any indemnified party.
(d)    To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the Time of Sale Memorandum and the Final Memorandum, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand, and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.
(e)    The Company, each Guarantor and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.
(f)    The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company and the Guarantors, their officers or directors or any person controlling the Company or the Guarantors and (iii) acceptance of and payment for any of the Securities.
10.    Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE MKT LLC or the NASDAQ Global Market, (ii) trading of any securities of any of the Company or the Guarantors shall have been suspended on any exchange or in any over-the-counter market in which such securities trade, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v)

there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum and the Final Memorandum.
11.    Effectiveness, Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other non-defaulting Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Preliminary Memorandum or in the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company or the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantors shall be unable to perform their respective obligations under this Agreement, the Company and the Guarantors will reimburse the Initial Purchasers or such Initial Purchaser as have so terminated this Agreement, other than by reason of a default by the Initial Purchasers, with respect to themselves, severally, for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by such Initial Purchaser in connection with this Agreement or the offering contemplated hereunder.
12.    Entire Agreement.
(a)    This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Initial Purchasers with respect to the preparation of the Time of Sale Memorandum or the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.
(b)    The Company and the Guarantors acknowledge and agree that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, neither Deutsche Bank Securities Inc. nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither Deutsche Bank Securities Inc. nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by Deutsche Bank Securities Inc. or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of Deutsche Bank Securities Inc. or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other persons.
13.    Information Supplied by the Initial Purchasers. The statements set forth in the third sentence of the third paragraph and the second and third sentence of the ninth paragraph and the second, third and fourth sentence of the tenth paragraph under the heading “Private Placement” in the Time of Sale Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the “Initial Purchaser Information.”
14.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:
If to the Initial Purchasers:

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
Facsimile: (212) 797-4877
Attention: Leveraged Debt Capital Markets, 2nd Floor
with a copy at the same address to:

Attention: General Counsel, 36th Floor
Facsimile: (212) 797-4561
with a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, NY 10005
Facsimile: (212) 269-5420
Attention: Luis Penalver

If to the Company:

Seitel, Inc.
10811 S. Westview Circle Drive, Suite 100, Bldg C
Houston, TX 77043
Facsimile: (832) 295-8301
Attention: Robert D. Monson
with a copy to:

Latham & Watkins LLP
885 3rd Avenue, Suite 1000
New York, NY 10022
Facsimile: (212) 751-4864
Attention: Howard Sobel & Joshua Tinkelman
Any party hereto may change the address for receipt of communications by giving written notice to the others.
15.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
16.    Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.
17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Guarantors and the Initial Purchasers.
Very truly yours,
SEITEL, INC.
By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    President
DATATEL, INC.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
DDD ENERGY, INC.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
N360X, L.L.C.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
SEITEL CANADA HOLDINGS, INC.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President

SEITEL DATA CORP.

Purchase Agreement
Signature Page

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
SEITEL DATA, LTD.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
SEITEL DATA PROCESSING, INC.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
SEITEL DELAWARE, INC.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
SEITEL IP HOLDINGS, LLC

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President

Purchase Agreement
Signature Page

SEITEL MANAGEMENT, INC.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
SEITEL OFFSHORE CORP.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
SEITEL SOLUTIONS, LLC

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
SEITEL SOLUTIONS, INC.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
SEITEL SOLUTIONS HOLDINGS, LLC

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President
SEITEL SOLUTIONS, LTD.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President

Purchase Agreement
Signature Page

SI HOLDINGS, G.P.

By:    /s/ Robert D. Monson
    Name:    Robert D. Monson
    Title:    Executive Vice President

Purchase Agreement
Signature Page

Accepted as of the date hereof
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Acting severally on behalf of themselves
and the several Initial Purchasers
named in Schedule I hereto.
By:    Deutsche Bank Securities Inc.
By:    /s/ Christopher Blum
    Name:    Christopher Blum
Title:    Managing Director

By:    /s/ Chase Arnold
    Name:    Chase Arnold
    Title:    Director

By:    J.P. Morgan Securities LLC
By:    /s/ Jack D. Smith
    Name:    Jack D. Smith
    Title:    Managing Director

Purchase Agreement
Signature Page

SCHEDULE I

Initial Purchaser	Notes
Deutsche Bank Securities Inc.	$162,500,000
J.P. Morgan Securities LLC	$87,500,000
Total:	$250,000,000

I-1

SCHEDULE II
Subsidiary Guarantors

Company	Jurisdiction of Formation
Datatel, Inc.	Delaware
DDD Energy, Inc.	Delaware
N360X, L.L.C.	Texas
Seitel Canada Holdings, Inc.	Delaware
Seitel Data Corp.	Delaware
Seitel Data, Ltd.	Texas
Seitel Data Processing, Inc.	Delaware
Seitel Delaware, Inc.	Delaware
Seitel IP Holdings, LLC	Delaware
Seitel Management, Inc.	Delaware
Seitel Offshore Corp.	Delaware
Seitel Solutions, LLC	Delaware
Seitel Solutions, Inc.	Delaware
Seitel Solutions Holdings, LLC	Delaware
Seitel Solutions, Ltd.	Texas
SI Holdings, G.P.	Delaware

II-1

SCHEDULE III
Material Contracts

1.	Agreement and Plan of Merger by and among Seitel Holdings, LLC (now known as Seitel Holdings, Inc.), Seitel Acquisition Corp. and Seitel, Inc., dated October 31, 2006.

2.	Certificate of Incorporation of Seitel, Inc.

3.	Bylaws of Seitel, Inc.

4.	Indenture governing 9.75% Senior Notes due 2014 by and among Seitel, Inc., the Guarantors named therein and LaSalle Bank National Association, as Trustee, dated February 14, 2007.

5.	Supplemental Indenture by and among Seitel, Inc., the Guarantors named therein and LaSalle Bank National Association, as Trustee, dated January 31, 2007.

6.	Support Agreement by and among Seitel, Inc., Seitel Holdings, Inc. and ValueAct Capital Master Fund, L.P., dated October 31, 2006.

7.
Credit Agreement, dated May 25, 2011, by and among Seitel, Inc. and Olympic Seismic Ltd., as borrowers, and Wells Fargo Capital Finance, LLC and Wells Fargo Capital Finance Corporation Canada, as lenders and agents.

8.	Security Agreement, dated May 25, 2011, by and among the Grantors listed on the signature pages thereto and Wells Fargo Capital Finance, LLC, as administrative agent and collateral agent.

9.	Trademark Security Agreement, dated May 25, 2011, by and among the Grantors listed on the signature pages thereto and Wells Fargo Capital Finance, LLC, as administrative agent and collateral agent.

10.
Amendment No. 1 to Credit Agreement, dated November 28, 2011, by and among Seitel, Inc. and Olympic Seismic Ltd., as borrowers, and Wells Fargo Capital Finance, LLC and Wells Fargo Capital Finance Corporation Canada, as lenders and agents.

11.	Amended and Restated Advisory Agreement, dated May 23, 2011, by and among Seitel, Inc., Seitel Holdings, Inc., ValueAct Capital Management L.P., and Centerbridge Advisors II, L.L.C..

12.
Amended and Restated Securities Holders Agreement, dated May 23, 2011, by and among Seitel Holdings, Inc., ValueAct Capital Master Fund, L.P., Centerbridge Capital Partners II, L.P., Centerbridge Capital Partners SBS Il, L.P. and each of the Management Investors named therein.

13.
Amended and Restated Registration Rights Agreement, dated May 23, 2011 by and among Seitel Holdings, Inc., ValueAct Capital Master Fund, L.P., Centerbridge Capital Partners II, L.P., Centerbridge Capital Partners SBS II, L.P. and each of the Management Investors named therein.

14.	Joinder to Securities Holders Agreement and Registration Rights Agreement of Philip B. Livingston, dated February 16, 2007.

III-1

15.	Joinder to Securities Holders Agreement and Registration Rights Agreement of Jay H. Golding, dated April 24, 2007.

16.	Joinder to Securities Holders Agreement and Registration Rights Agreement of John E. Jackson, dated August 1, 2007.

17.	Seitel Holdings, Inc. 2007 Non-Qualified Stock Option Plan, effective February 14, 2007, as amended as of June 30, 2008.

18.	Amendment to the 2007 Non-Qualified Stock Option Plan of Seitel Holdings, Inc., dated May 23, 2011.

19.	Seitel Holdings, Inc. Amended and Restated 2008 Restricted Stock and Restricted Stock Unit Plan, dated July 24, 2012.

20.	Summary of 2011 Long-Term Incentive Plan.

21.	Employment Agreement by and between Seitel, Inc. and Robert D. Monson, dated January 30, 2007.

22.	Employment Agreement by and between Seitel, Inc. and Kevin P. Callaghan, dated January 30, 2007.

23.	Employment Agreement by and between Seitel, Inc. and JoAnn Lippman, dated February 1, 2012.

24.	Employment Agreement by and between Seitel, Inc. and Marcia Kendrick, dated February 15, 2012.

25.	Employment Agreement by and between Seitel, Inc. and Randall Sides, dated February 15, 2012.

26.	Employment Agreement by and between Seitel, Inc. and David Richard, dated February 15, 2012.

27.	Seitel Holdings, Inc. 2012 Non-Qualified Stock Option Plan, dated May 1, 2012.

28.	Amendment to the 2012 Non-Qualified Stock Option Plan of Seitel Holdings, Inc., dated May 30, 2012.

29.	Third Amendment to Employment Agreement between Kevin P. Callaghan and Seitel, Inc., dated July 27, 2012.

III-2

SCHEDULE IV
Subsidiaries

Company	Jurisdiction of Formation	Equityholder(s)	Percentage of Ownership
Datatel, Inc.	Delaware	Seitel Data Corp.	100%
DDD Energy, Inc.	Delaware	Seitel, Inc.	100%
N360X, L.L.C.	Texas	Seitel Management, Inc.	100%
Olympic Seismic Ltd.	Alberta, Canada	Seitel Canada Holdings, Inc.	100%
Seitel LLC	Delaware	Seitel, Inc.	100%
Seitel Canada Holdings, Inc.	Delaware	Seitel, Inc.	100%
Seitel Data Corp.	Delaware	Seitel, Inc.	100%
Seitel Data, Ltd.	Texas	Seitel Data Corp. Seitel Delaware, Inc.	99% 1%
Seitel Data Processing, Inc.	Delaware	Seitel, Inc.	100%
Seitel Delaware, Inc.	Delaware	Seitel, Inc.	100%
Seitel International, Inc.	Cayman Islands	Seitel Data Corp.	100%
Seitel IP Holdings, LLC	Delaware	Seitel Solutions, Ltd. Olympic Seismic Ltd.	50% 50%
Seitel Management, Inc.	Delaware	Seitel, Inc.	100%
Seitel Offshore Corp.	Delaware	Seitel Data Corp.	100%
Seitel Solutions, Inc.	Delaware	Seitel, Inc.	100%
Seitel Solutions, LLC	Delaware	Seitel Solutions, Inc.	100%
Seitel Solutions Holdings, LLC	Delaware	Seitel Solutions, LLC	100%
Seitel Solutions, Ltd.	Texas	Seitel Solutions, LLC Seitel Solutions, Inc.	99% 1%
SI Holdings, G.P.	Delaware	Seitel Solutions, LLC Seitel Solutions, Inc.	90% 10%

IV-1

SCHEDULE V
Time of Sale Memorandum Information
[See attached]

V-1

Pricing Supplement Dated March 15, 2013 to
Preliminary Offering Memorandum Dated March 7, 2013 (the “Preliminary Offering Memoran-dum”).

Seitel, Inc.

$250,000,000 9½% Senior Notes due 2019

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering
Memorandum.

The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Unless otherwise indicated, terms used but not defined herein have the meaning assigned to such terms in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and are being offered only to (1) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

____________________________________________________

Terms applicable to the 9½% Senior Notes due 2019

Issuer:                     Seitel, Inc.

Aggregate Principal Amount:         $250,000,000

Title of Securities:             9½% Senior Notes due 2019

Final Maturity Date:             April 15, 2019

Coupon:                 9.500%

Offering Price:             100.000%, plus accrued interest from March 20, 2013, if any.

Yield to Maturity:             9.500%

Gross Proceeds:             $250,000,000

Spread to Benchmark Treasury:     +838 bps

Benchmark Treasury:             UST 1.375% due 2/28/19 (1.12%)

Interest Payment Dates:         April 15 and October 15

Record Dates:                 April 1 and October 1

First Interest Payment Date:         October 15, 2013

Optional Redemption:         Make-whole call at T+50 until April 15, 2016.

On or after April 15, 2016, the Issuer may redeem all or a part of the Notes at the redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest to the
redemption date, if redeemed during the 12-month period
commencing on April 15 of any year set forth below:

Date	Price

2016	104.750%

2017	102.375%

2018 and thereafter	100.000%

Optional Redemption with Equity
Proceeds:                At any time prior to April 15, 2016, up to 35% of the aggregate principal amount of Notes issued under the Indenture at a re-demption price of 109.500% of the principal amount, plus ac-crued and unpaid interest.

Change of Control Triggering
Event:                    Putable at 101% of principal, plus accrued and unpaid interest.

CUSIP/ISIN Numbers:         144A CUSIP: 816074 AH1
144A ISIN: US816074AH19
Regulation S CUSIP: U8148Q AC9
Regulation S ISIN: USU8148QAC97

Distribution:                 144A and Reg S with registration rights

Listing:                 None

Trade Date:                 March 15, 2013

Settlement:                 March 20, 2013 (T+3)

Initial Purchasers:             Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
____________________________________________________
This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified In-stitutional Buyers, as defined in Rule 144A under the Securities Act of 1933, and outside the United States solely to non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communica-tion system.

EXHIBIT A-1
FORM OF LEGAL OPINION OF LATHAM & WATKINS LLP
[See attached]

A-1-1

EXHIBIT A-2
FORM OF NEGATIVE ASSURANCE LETTER OF LATHAM & WATKINS LLP
[See attached]